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                                                                   Exhibit 12(b)

                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. section
1350), the undersigned officers of Mairs and Power Growth Fund, Inc. (the "Fund") do hereby certify, to the best of each such officer's knowledge, that:

1. The N-CSR of Mairs and Power Growth Fund, Inc. (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Fund.


 /s/ William B. Frels
------------------------------------------
William B. Frels
President

Date:   February 28, 2005


 /s/ Lisa J. Hartzell
------------------------------------------
Lisa J. Hartzell
Treasurer

Date:   February 28, 2005


A signed original of this written statement required by section 906 has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.